 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 7, 2008

PNG VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75320
(Address of principal executive offices) (Zip Code)

214-666-6250
(Registrant's telephone number, including area code)

Copies to:
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On December 7, 2008, the Board of Directors of PNG Ventures, Inc. (the “Company”) accepted the resignation of Mr. Luis J. Leung as a director.   Mr. Leung’s letter of resignation is attached to this filing as an exhibit and contains a recitation of Mr. Leung’s disagreements with the other directors of the Company regarding his impression of the way they have handled various matters and his impression of the manner in which they have treated him as a director.

In response to Mr. Leung’s letter of resignation, the Board of Directors has formed a committee of independent directors, consisting of Mr. Kevin Collins, Mr. Corey Davis and Mr. John Levy, who will retain independent counsel to examine the assertions in Mr. Leung's resignation letter and the circumstances surrounding the delivery of his resignation letter and report back to the committee its findings.  The committee will make recommendations to the Board, and take appropriate action, based upon the findings of its independent counsel.

The Company provided Mr. Leung with a copy of this Form 8-K and requested that he provide the Company with a letter stating whether he agrees with the statements made herein with respect to his resignation and, if not, in what respects he disagrees.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

A copy of the letter of resignation submitted by Mr. Leung to the Company, dated December 9, 2008, is listed in the Index to Exhibits and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 10, 2008

PNG VENTURES, INC.

By:	/s/ Kevin W. Markey
Kevin W. Markey
Chief Executive Officer

Index to Exhibits

99.1 Letter of Resignation of Mr. Leung, dated December 9, 2008 to PNG Ventures, Inc..